=================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) January 19, 2000



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

Item 5.  Other Events

     On January 19, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated January 19, 1999, regarding fourth quarter 1999 earnings and a regular quarterly dividend.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    January 19, 2000                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320


                        NORTH BANCSHARES ANNOUNCES
                          FOURTH QUARTER EARNINGS
                        QUARTERLY DIVIDEND DECLARED


     CHICAGO, IL, JANUARY 19, 2000, - North Bancshares, Inc., (NASDAQ-NBSI) the holding company of North Federal Savings Bank today announced diluted earnings per share of $.10 for the quarter ended December 31, 1999, compared with $.14 per share for the quarter ended December 31, 1998. Diluted earnings per share for the fiscal year ended December 31, 1999, increased by $.03 or 7.5% and amounted to $.43 per share compared with $.40 per share for the fiscal year ended December 31, 1998. Net income for the quarter ended December 31, 1999 amounted to $118,000, a decrease of $59,000 from $177,000 for the quarter ended December 31, 1998. Net income for the fiscal year ended December 31, 1999 amounted to $536,000, an increase of $24,000 or 4.7%, from $512,000 for the fiscal year ended December 31, 1998. The decrease in earnings per share and net income for the fourth quarter was primarily related to an Illinois state income tax refund which favorably affected the provision for income tax in the fourth quarter of 1998 and a writedown of certain investment securities, during the fourth quarter of 1999, that have been trading at below cost for an extended period. Without the effect of the tax refund and the writedown of the investment securities, diluted earning per share for the quarter ended December 31, 1999 would have increased to $.12 per share from $.10 per share for the quarter ended December 31, 1998. For the fiscal year ended December 31, 1999, without the effects of the state tax refund and the securities writedown, diluted earnings per share would have increased to $.48 per share from $.36 per share and net income would have increased to $602,000 from $462,000 compared with the fiscal year ended December 31, 1998.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on February 15, 2000 to stockholders of record as of February 1, 2000.

     Net interest income before provision for loan losses increased by $22,000 to $915,000 for the quarter ended December 31, 1999 compared with $893,000 for the quarter ended December 31, 1998. The increase was primarily due to a $87,000 increase in total interest income for the period partially offset by a $65,000 increase in interest expense. The interest rate spread at December 31, 1999 improved to 2.42% from 2.36% at December 31, 1998.

     Non-interest income amounted to $37,000 for the quarter ended December 31, 1999 compared with $66,000 for the quarter ended December 31, 1998. The decrease was primarily due to $34,000 in other than temporary decline in value of securities available for sale.

     Non-interest expense increased to $739,000 for the quarter ended December 31, 1999 and was comparable with $727,000 for the quarter ended December 31, 1998.

     Income tax expense amounted to $95,000 for the quarter ended December 31, 1999 compared with $49,000 for the quarter ended December 31, 1998. The increase was due primarily to an Illinois state tax refund of approximately

                                --MORE--

$53,000 recorded in the fourth quarter of 1998. In addition, there is no tax benefit associated with the $34,000 other than temporary decline in value of securities available for sale.

     Net loans receivable increased by $6.9 million and totaled $89.0 million at December 31, 1999 compared with $82.1 million at December 31, 1998. The increase was primarily due to $3.8 million in participation loans purchased and an increase in third party originated loans during the year. At
December 31, 1999, the Bank had $1.9 million in loan applications pending approval or closing and $1.7 million in outstanding unused lines of credit.

     Total deposits amounted to $76.5 million at December 31, 1999 compared with $76.2 million at December 31, 1998. Although total deposits remained stable there was a $6.0 million increase in checking and money market accounts partially offset by a $5.1 million decrease in certificates of deposit.

     Borrowed funds increased $7.0 millionto $41.1 million at December 31, 1999 from $34.1 million at december 31, 1998. The additional borrowings were used to fund new loan originations during the fiscal year.

     Stockholders' equity was $11.8 million at December 31, 1999 compared with $13.3 million at December 31, 1998. The decrease was primarily attributable to a $1.5 million increase in other comprehensive loss related to an increase in medium and long term interest rates and their negative effect on the market value of the available for sale securities portfolios which was partially offset by a $268,000 increase in other comprehensive income associated with the minimum pension liability. In addition, the Company purchased $361,000 in treasury stock.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "We are continuing the diversification of our loan portfolio by focusing on multi-family real estate mortgages, consumer equity loans and commercial real estate loans. We see deposit growth as an issue this coming year and in future years and therefore will be devoting more energy and resources to that end. We will continue to promote our non-interest bearing checking and money market accounts in order to improve our interest rate spread while using certificates of deposit and other borrowings as alternate funding sources."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has seved the north side of Chicago from its office in Old Town since 1886. It also opeates a branch office in wilmette, Il. For 45 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Informaiton Services, Inc.
North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result, " "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the ocourrence of anticipated or unanticipated events.

                       (FINANCIAL STATEMENTS ATTACHED)

                                --MORE--

<PAGE 7>

                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                       DEC 31, 1999   DEC 31, 1998
--------------------------------------------------------------------------
Cash and due from banks                           $ 1,712       $   810
Interest-bearing deposits                           1,260         2,413
Federal funds sold                                  2,439         5,722
Investment in dollar-denominated mutual funds         466           801
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   5,877         8,746

Investment securities available for sale           17,050        14,880
Mortgage-backed securities held to maturity             -         4,478
Mortgage-backed securities available for sale      14,528        10,884
Stock in Federal Home Loan Bank of Chicago          2,205         1,705
Loans receivable, net of allowance for loan
 losses of $231 at December 31, 1999 and
 $214 at December 31, 1998                         88,989        82,123
Accrued interest receivable                           965           849
Premises and equipment, net                         1,033         1,021
Other assets                                           42           146
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $130,689      $125,832
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 76,506       $76,222
Borrowed funds                                     41,100        34,100
Advance payments by borrowers for
 taxes and insurance                                1,092         1,036
Accrued interest payable and other liabilities        201         1,152
------------------------------------------------------------------------
   TOTAL LIABILITIES                              118,899       112,510
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,393        13,437
Retained earnings, substantially restricted        11,115        11,127
Treasury stock at cost (682,868 shares at
 December 31, 1999 and 651,182 shares at
 December 31, 1998)                               (11,025)      (10,664)
Accumulated other comprehensive loss               (1,379)         (153)
Common stock acquired by Employee Stock
 Ownership Plan                                      (333)         (444)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      11,790        13,322
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $130,689      $125,832
========================================================================


<PAGE 8>

                          NORTH BANCSHARES, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)

                                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                    DECEMBER 31,         DECEMBER 31,
                                                                 1999         1998     1999       1998
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,670      $1,515   $6,365     $5,924
  Interest-bearing deposits and federal funds sold                  41         108      204        472
  Investment securities available for sale                         304         330    1,164      1,592
  Mortgage-backed securities held to maturity                        -          76        -        340
  Mortgage-backed securities available for sale                    232         140      945        141
  Investment in mutual funds                                         3           4       25         51
  Dividends on FHLB stock                                           40          30      134        124
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,290       2,203    8,837      8,644
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 810         826    3,211      3,266
  Borrowed funds                                                   565         484    2,065      1,838
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,375       1,310    5,276      5,104
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               915         893    3,561      3,540
PROVISION FOR LOAN LOSSES                                            -           6       17          6
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              915         887    3,544      3,534
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of investment securities
   available for sale                                                -         (6)      75         75
  Gain on sale of mortgage loans held for sale                       -          -        -          3
  Other than temporary decline in value of securities
   available for sale                                              (34)         -      (66)         -
  Fees and service charges                                          67         69      282        263
  Other                                                              4          3       17         18
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                           37         66      308        359
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        398         383    1,602      1,695
  Occupancy expense                                                122         105      447        479
  Professional fees                                                 41          59      172        264
  Data processing                                                   38          50      194        194
  Advertising and promotion                                         22          25      132        138
  Federal deposit insurance premium                                 11          11       45         46
  Other                                                            107          94      362        330
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         739         727    2,954      3,146
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         213         226      898        747
INCOME TAX EXPENSE                                                  95          49      362        235
------------------------------------------------------------------------------------------------------
NET INCOME                                                        $118         177      536        512
======================================================================================================
EARNINGS PER SHARE:
  Basic                                                            .10         .15      .45        .42
  Diluted                                                          .10         .14      .43        .40
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,188,911   1,211,101 1,200,601 1,230,678
  Diluted                                                    1,233,413   1,262,275 1,246,495 1,273,520
======================================================================================================

                                    --MORE--
<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED  FISCAL YEAR ENDED
                                                       DECEMBER 31,        DECEMBER 31,
                                                    1999       1998    1999      1998
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.36%    0.56%   0.42%    0.41%

  Interest Rate Spread Information:

  Average during period (1)                          2.33      2.31    2.30     2.33
   End of period (1)                                 2.42      2.38    2.42     2.36
  Net interest margin (1)                            2.84      2.90    2.83     2.94
  Ratio of operating expenses to average assets (1)  2.26      2.30    2.30     2.54
  Efficiency ratio                                    .78       .76     .76      .81
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         111.98    113.97  112.76   114.43
-------------------------------------------------------------------------------------

                                                DECEMBER 31, 1999  DECEMBER 31, 1998
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.00                0.02
  Allowance for loan losses to non-performing loans          N/A              891.67
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                      9.02               10.46
  Average Stockholders' equity to average assets            9.59               11.18
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            4.34                3.70
  Shares outstanding-actual                            1,231,207           1,262,893
  Book value per share                                      9.58               10.55
  Number of full service offices                               2                   2
--------------------------------------------------------------------------------------

  (1) Annualized for the three month periods presented.